Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, $0.001 par value per share, of Yumanity Therapeutics, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

Date: January 4, 2021

SUSAN L. LINDQUIST FAMILY TRUST

By:	/s/ Nancy E. Dempze
Name: Nancy E. Dempze
Title: Trustee

SUSAN L. LINDQUIST EXEMPT MARITAL TRUST

By:	/s/ Nancy E. Dempze
Name: Nancy E. Dempze
Title: Trustee

SUSAN L. LINDQUIST NON-EXEMPT MARITAL TRUST

By:	/s/ Nancy E. Dempze
Name: Nancy E. Dempze
Title: Trustee

SUSAN L. LINDQUIST MASSACHUSETTS ONLY MARITAL TRUST

By:	/s/ Nancy E. Dempze
Name: Nancy E. Dempze
Title: Trustee